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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Form 8-K/A of Pure Resources, Inc. of our report dated March 1, 2001, included in Hallwood Energy Corporation's Form 10-K for the year ended December 31, 2000, insofar as such report relates to the consolidated financial statements of Hallwood Energy Corporation.

We also consent to the incorporation by reference in Registration Statement Nos. 333-48346, 333-34970, 333-37868 and 333-37870 of Pure Resources, Inc. on Form S-
8 of our report dated March 1, 2001 (relating to the consolidated financial statements of Hallwood Energy Corporation), appearing in this Form 8-K/A of Pure Resources, Inc.



DELOITTE & TOUCHE LLP

Denver, Colorado
May 30, 2001